SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2011 (May 24, 2011)

VIRTUALSCOPICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Stockholders held on May 24, 2011, the following nominees for director were elected to serve until the 2012 Annual Meeting of Stockholders and until a successor is elected and qualified, with stockholder votes cast as follows:

Matter Considered	Number of Votes
Election of Directors:	For	Withheld	Broker non-votes
Mostafa Analoui	15,099,119	94,543	10,257,089
Daniel I. Kerpelman	15,080,619	113,043	10,257,089
Robert G. Klimasewski	15,055,909	137,753	10,257,089
Sidney R. Knafel	15,086,869	106,793	10,257,089
L. Jeffrey Markin	15,088,067	105,595	10,257,089
Norman N. Mintz	15,089,119	104,543	10,257,089
Charles E. Phelps	15,089,617	104,045	10,257,089
Terence A. Walts	14,973,783	219,879	10,257,089

On other business conducted at the Annual Meeting, the stockholders ratified the appointment of Marcum LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2011. Stockholders cast votes as follows:

	Number of Votes
Matter Considered	For	Against	Abstain	Broker non-votes
Ratification of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011	25,266,240	108,126	76,385	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: May 25, 2011	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Chief Business and Financial Officer, Sr. Vice President